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                                 LEASE AGREEMENT

THE STATE OF TEXAS   )
COUNTY OF HARRIS     )

Lessor              THIS LEASE AGREEMENT made and entered into on this the 15th day of April, 1988, between Tower, Limited whose address for purposes hereof is 2800 Post Oak Blvd., Houston, Texas 77056-6190 (hereinafter called "Lessor"), and Metro Traffic Control, Inc. whose address for purposes hereof is 4828 Loop Central Drive, Suite 800, Houston, Texas 77081 (hereinafter called "Lessee");

                                   WITNESSETH:

                                       I.

Leased              1. Subject to and upon the terms, provisions and conditions
Premises hereinafter set forth, and each in consideration of the duties, covenants and obligations of the other hereunder, Lessor does hereby lease, demise and let to Lessee and Lessee does hereby lease and take from Lessor those certain premises (hereinafter sometimes called the "leased premises") in the Building known as Geosource Plaza located at 2700 Post Oak Blvd., Houston, Texas 77056 (hereinafter sometimes called the "Building") in the City of Houston, Harris County, Texas, such premises being more particularly described as follows:

                 Approximately 12,000 square feet of Net Rentable Area located on Level 14.*

               as reflected on the floor plan of such premises attached hereto and made a part hereof as Exhibit A and initialed for identification by both parties.

                    The term "net rentable area", as used herein, shall refer
               to (i) in the case of a single tenancy floor, all floor area measured from the inside surface of the outer glass or finished column wall of the Building to the inside surface of the opposite outer wall excluding only the areas ("service areas") within the outside walls used for building stairs, fire towers, elevator shafts, flues, vents, stacks, pipe shafts and vertical ducts, but including any such service areas which are for the specific use of the particular tenant such as special stairs or elevators plus an allocation of the square footage of the Building's elevator and main mechanical and electrical rooms, management office, other areas necessary to provide customary services to the Building, and public lobbies, and (ii) in the case of a floor to be occupied by more than one tenant, all floor areas within the inside surface of the outer glass or finished column walls enclosing the leased premises and measured to the mid-point of the walls separating areas leased by or held for lease to other tenants or from areas devoted to corridors, elevator foyers, rest rooms, mechanical rooms, janitor closets, vending areas and other similar facilities for the use of all tenants on the particular floor (hereinafter sometimes called "common areas"), but including a proportionate part of the common areas located on such floor based upon the ratio which the tenant's net rentable area (excluding common areas) on such floor bears to the aggregate net rentable area (excluding common areas) on such floor plus an allocation of the square footage of the Building's elevator and main mechanical and electrical rooms, management office, other areas necessary to provide customary services to the Building, and public lobbies. No deductions from net rentable area shall be made for columns or projections necessary to the Building. The net rentable area in the leased premises has been calculated on the basis of the foregoing definition and is hereby stipulated for all purposes hereof to be ______ square feet, whether the same should be more or less as a result of minor variations resulting from actual construction and completion of the leased premises for occupancy so long as such work is done in accordance with the terms and provisions hereof.

* The exact measurement of the Leased Premises shall be determined by a licensed architect using BOMA standards. However, in no event shall the leased premises be less than 12,000 square feet of Net Rentable Area.

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**   Basic Costs used herein shall be defined as actual 1988 Operating Costs adjusted for full occupancy.

                                       II.

Term                1. (a) Subject to and upon the terms and conditions set
               forth herein, or in any exhibit or addendum hereto, this lease shall continue in force for a term of 120 months beginning on the 1st day of August, 1988, and ending on the 31st day of July, 1998.

                    (b) In the event the leased premises should not be ready for occupancy by the commencement date stated in Paragraph 1 (a) above for any reason, Lessor shall not be liable or responsible for any claims, damages or liabilities in connection therewith or by reason thereof, and the term of this Lease shall commence at the time that the leased premises are ready for occupancy by Lessee. Should the term of this lease commence on a date other than that specified in Paragraph 1 (a) above, Lessor and Lessee will, at the request of either, execute a declaration specifying the beginning date of the term of this Lease Agreement. In such event, rental under this Lease Agreement shall not commence until said revised commencement date, and the stated term in this Lease Agreement shall thereupon commence and the expiration date shall be extended so as to give effect to the full stated term.

Use                 2. The leased premises are to be used and occupied by Lessee solely for the purpose of office space.

Base                3. Lessee hereby agrees to pay a base monthly rental (herein
Rental called "Base Rental") in the sum of Mos. 1-15 = -0- Mos. 16-50 = $8.844.00, Mos. 51-120 = $13,240.00*. The Lessee shall also pay, as additional rent, all such other sums of money as shall become due from and payable by Lessee to Lessor under this lease. The Lessor shall have the same remedies for default for the payment of additional rent as are available to Lessor in the case of a default in the payment of Base Rental. Such Base Rental, together with any adjustment of rent provided for herein then in effect, shall be due and payable in twelve (12) equal installments on the first day of each calendar month during the initial term of this lease and any extensions or renewals thereof, and Lessee hereby agrees to so pay such rent to Lessor at Lessor's address as provided herein (or such other address as may be designated by Lessor from time to time) monthly in advance without demand. If the term of this Lease Agreement as heretofore established commences on other than the first day of a month or terminates on other than the last day of a month, then the installments of Base Rental for such month or months shall be prorated and the installment or installments so prorated shall be paid in advance. All past due installments of rent shall bear interest at the maximum lawful rate per annum until paid.

Base Rental         4. (a) Lessee's Base Rental shall include a component
Adjustment     applicable to Basic Costs equal to ** In the event that the Basic
Following      Costs (as hereinafter defined) of Lessor's operation of the
Base Year      Building, and related pedestrian walkways during the first calendar year shall differ from ** , Lessee shall pay its proportionate share of the year's increases in the Basic Costs for such year in the proportion its net rentable area bears to 95% of the total net rentable area of the Building or to the total net rentable area leased in the Building if such total is greater than 95% of the total Building area ("Lessee's proportionate share"). Any increase payable by Lessee under this provision shall be deemed additional rent. Lessor shall, within the period of one hundred fifty days (or as soon thereafter as possible) after the close of the first calendar year, give Lessee a statement of such year's actual Basic Costs. If such year's
               Basic Costs are greater than ** , Lessee shall pay Lessor, within thirty days of statement receipt, Lessee's proportionate share of such increase. If Basic Costs for the year covered by such statement are less than ** , Lessee shall not be obligated for rental in excess of Base Rental stated in Article II, Paragraph
               3.

                    (b) For each year during the term of this lease following
               the first calendar year, Lessor shall provide Lessee a statement of the projected Basic Costs for such year prior to January 1 of such year, and Lessee shall thereafter pay an Adjusted Base Rental for such year which shall include Lessee's proportionate share of any projected increase in Lessor's Basic Costs of operating the Building over ** . Lessor shall within the period of one hundred fifty days (or as soon thereafter as possible), after the close of each calendar year following the first calendar year, provide Lessee a statement of such year's actual Basic Costs showing the actual increase in Lessor's Basic Costs of operating the Building. If the actual increase is greater than that projected, Lessee shall pay Lessor, within thirty

* The Base Rental is based upon the Leased Premises being comprised of approximately 12,000 sq. ft. of Net Rentable Area. In the event the Leased Premises are measured to be larger than 12,000 sq. ft. of Net Rentable Area, the Base Rental Rates shall be increased proportionately.

               days of statement receipt, Lessee's proportionate share of the difference. If such year's projected Basic Costs are greater than the actual Basic Costs, Lessor shall pay Lessee, within thirty days of said statement's issuance, Lessee's proportionate share of the difference; provided, however, the rental owed by Lessee shall never be less than the Base Rental stated in Article II, Paragraph 3.

                    (c) "Basic Costs" as said term is used herein shall consist of all operating expenses of the Building, which shall be computed on the accrual basis and shall consist of all expenditures by Lessor to maintain all facilities in operation during the Base Year and such additional facilities in subsequent years as may be determined by Lessor to be necessary. All operating expenses shall be determined in accordance with generally accepted accounting principles which shall be consistently applied. The term "operating expenses" as used herein shall mean all expenses, costs and disbursements (but not replacement of capital investment items nor specific costs especially billed to and paid by specific tenants) of every kind and nature which Lessor shall pay or become obligated to pay because of or in connection with the ownership and operation of the Building including but not limited to, the following:

                         (1) Wages and salaries of all employees engaged in
                    operating and maintenance, or access control, of the Building and personnel who may provide traffic control relating to ingress and egress to and from the Parking Area to the adjacent public streets. All taxes, insurance and benefits relating to employees providing these services shall be included.

                         (2) All supplies, tools, equipment, and materials used
                    in operation and maintenance of the Building.

                         (3) Cost of all utilities for the Building including
                    the cost of water and power, heating, lighting, air conditioning and ventilating for the Building.

                         (4) Cost of all maintenance and service agreements for
                    the Building and the equipment therein, including, but not limited, to access control service, window cleaning and elevator maintenance.

                         (5) Cost of all insurance relating to the Building
                    including, but not limited to. the cost of casualty and liability insurance applicable to the Building and Lessor's personal property used in connection therewith.

                         (6) All taxes and assessments and governmental charges
                    whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing the leased premises or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Building or its operation. It is agreed that Lessee will be responsible for ad valorem taxes on its personal property and on the value of leasehold improvements to the extent that same exceed standard building allowances.

                         (7) Cost of repairs and general maintenance (excluding
                    repairs and general maintenance paid by proceeds of insurance or by Lessee or other third parties, and alterations attributable solely to tenants of the Building other than Lessee).

                         (8) Amortization of the cost of installation of capital
                    investment items which are primarily for the purpose of reducing operating costs or which may be required by governmental authority. All such costs shall be amortized over the reasonable life of the capital investment items by an additional charge to be added to rent and paid by Lessee as additional rent, with the reasonable life and amortization schedule being determined in accordance with generally accepted accounting principles and in no event to extend beyond the reasonable life of the Building. In the case of installations for the purpose of reducing operating costs, Lessor shall provide a cost justification for its practicality.

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                         (9) Lessor's central accounting and audit costs
                    applicable to the Building.

                    Notwithstanding any other provision herein to the contrary, it is agreed that in the event the Building is not fully occupied during the Base Year or any subsequent year; an adjustment shall be made in computing the Basic Costs for such year so that the Basic Costs shall be computed for such year as though the Building had been fully occupied during such year and as though the entire Building had been provided with building standard services during such year.

                    Lessee at its expense shall have the right at all reasonable times to audit Lessor's books and records relating to this lease for the Base Year and any year or years for which additional rental payments become due; or at Lessor's sole discretion Lessor will provide such audit prepared by a certified public accountant.

                                      III.

                    Lessor covenants and agrees with Lessee:

                    1. To use its best efforts to cause public utilities to
               furnish the electricity, gas and water utilized in operating any and all facilities serving the leased premises.
Services to
be Furnished        2. To provide (as part of the Basic Costs of the Building)
by Lessor      access control to the Building during weekends and after normal working hours during the week. Lessor shall not be liable to Lessee for losses due to theft or burglary, or for damages done by unauthorized persons on the premises.

                    3. To furnish (as part of the Basic Costs of the Building)
               Lessee while occupying the premises:

                    (a) Hot and cold water at those points of supply provided
               for general use of other tenants in the Building; central heat and air conditioning in season, at such temperatures and in such amounts as are considered by Lessor to be standard, but such service at times during week days other than normal business hours for the Building, on Saturday afternoons, Sundays and holidays to be furnished only upon the request of Lessee, who shall bear the entire cost thereof; routine maintenance and electric lighting service for all public areas and special service areas of the Building in the manner and to the extent deemed by Lessor to be standard.

                    (b) Janitor service on a five (5) day week basis at no extra charge; provided, however, if Lessee's floor covering or other improvements is other than building standard, Lessee shall pay the additional cleaning cost attributable thereto as additional rent. Lessee shall pay said additional rent upon presentation of a statement therefor by Lessor, and Lessee's failure to pay shall constitute default hereunder.

                    (c) Electrical facilities to furnish sufficient power for
               typewriters, voice writers, calculating machines and other machines of similar low electrical consumption (total electrical power requirement not to exceed one watt per square foot of net rentable area); but not including electricity required for duplicating and electronic data processing equipment, special lighting in excess of building standard, and any other item of electrical equipment, the electrical power requirement of which (singly) is more than 0.5 kilowatts at rated capacity or requires a voltage other than 120 volts single phase; and provided that if the installation of said electrical equipment requires additional air conditioning capacity above that provided by the building standard system, then the additional air conditioning installation and operating costs will be the obligation of Lessee.

                    (d) All building standard fluorescent bulb replacement in
               all areas and all incandescent bulb replacement in public areas, toilet and rest room areas and stairwells.

                    (e) Failure by Lessor to any extent to furnish these defined services, or any cessation thereof, resulting from causes beyond the reasonable control of Lessor shall not render Lessor liable in any respect for damages to either person or property, nor be construed as an eviction of Lessee, nor work an abatement of rent, nor relieve Lessee from fulfillment of any covenant or agreement hereof. Should any of the equipment or machinery break down, or for any cause cease to function properly, Lessee shall have no claim for rebate of rent or damages on account of an interruption in service occasioned thereby or resulting therefrom.

* Lessor shall permit Lessee to install at Lessee's expense separate locks on interior doors of corporate officers' offices provided, however, Lessor shall install such locks and shall retain a duplicate key for Lessor's use.

Keys and            4. To furnish Lessee two (2) keys for each corridor door
Locks entering the leased premises * Additional keys will be furnished at a charge by Lessor on an order signed by Lessee or Lessee's authorized representative. All such keys shall remain the property of Lessor. No additional locks shall be allowed on any door of the leased premises without Lessor's permission, and Lessee shall not make, or permit to be made any duplicate keys, except those furnished by Lessor. Upon termination of this lease, Lessee shall surrender to Lessor all keys of the leased premises, and give to Lessor the explanation of the combination of all locks for safes, safe cabinets and vault doors, if any, in the leased premises.

Graphics            5. To provide and install, at Lessee's cost, all letters or numerals on doors in the leased premises; all such letters and numerals shall be in the building standard graphics, and no others shall be used or permitted on the leased premises. Lessor also agrees to provide and install, at Lessee's expense, a listing on the Building Directory Board, ** See Page 5a.

Improvements        6. All installations now or hereafter placed on the leased
to be made     premises in excess of building standard items as determined by
by Lessor      Lessor shall be for Lessee's account and at Lessee's cost (and
               Lessee shall pay ad valorem taxes and ***, which cost shall be payable by Lessee to Lessor as additional rent hereunder promptly upon being invoiced therefor, and failure by Lessee to pay same in full within 30 days shall constitute an event of default by Lessee hereunder giving rise to all remedies available to Lessor under this lease and at law for nonpayment of rent. *** provide insurance coverage as described in Article V, Paragraph 12 hereof).

Peaceful             7. That Lessee shall, and may peacefully have, hold and
Enjoyment      enjoy the leased premises, subject to the other terms hereof, provided that Lessee pays the rental and other sums herein recited to be paid by Lessee and performs all of Lessee's covenants and agreements herein contained. It is understood, and agreed that this covenant and any and all other covenants of Lessor contained in the lease shall be binding upon Lessor and its successors only with respect to breaches occurring during its and their respective ownerships of the Lessor's interest hereunder.

Limitation          8. Lessee specifically agrees to look solely to Lessor's
of Lessor's    interest in the Building for the recovery of any judgment from
Personal       Lessor, it being agreed that Lessor shall never be personally
Liability      liable for any such judgment. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Lessee might otherwise have to obtain injunctive relief against Lessor or Lessor's successors in interest, or any other action not involving the personal liability of Lessor to respond in monetary damages from assets other than Lessor's interest in the Building or any suit or action in connection with enforcement or collection of amounts which may become owing or payable under or on account of insurance maintained by Lessor.

Parking             9. Parking shall be provided as defined in Schedule I
               attached hereto and made a part hereof.

                                       IV.

               Lessee covenants and agrees with Lessor:

Payments by         1. To pay all rent and sums provided to be paid to Lessor
Lessee         hereunder at the times and in the manner herein provided.

Repairs by          2. Unless otherwise stipulated herein, Lessor shall not be
Lessor required to make any improvements to or repairs of any kind or character on the leased premises during the term of this lease, except such repairs as may be deemed necessary by Lessor for normal maintenance operations. The obligation of Lessor to maintain and repair the leased premises shall be limited to building standard items. Special leasehold improvements will, at Lessee's written request, be maintained by Lessor at Lessee's expense, at a cost or charge equal to the costs incurred in such maintenance plus an additional charge to cover overhead.

Repairs by          3. At its own cost and expense, to repair or replace any
Lessee damage or injury done to the Building, or any part thereof, caused by Lessee or Lessee's agents, employees, invitees, or visitors; provided, however, if Lessee fails to make such repairs or replacement promptly, Lessor may, at its option,

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**   Lessor hereby grants Lessee the right to install at Lessee's expense,
     Lessee's company name and logo on the double glass entrance doors to the Leased Premises subject to Lessor's approval of an 8 1/2" x 11" scale drawing showing the dimensions of the glass entrance doors, the letters, and corporate logo and the type of materials to be used for said lettering and logo which shall be attached hereto and made a part hereof as Exhibit B and initialed for identification by both parties.


                                       5a
               make repairs or replacements, and Lessee shall repay the cost thereof to the Lessor on demand, subject to Article V, Paragraph 15.

Care of the        4. Not to commit or allow any waste or damage to be
Leased         committed on any portion of the leased premises, and at the
Premises       termination of this lease, by lapse of time or otherwise, to deliver up said leased premises to Lessor in as good condition as at date of possession by Lessee, ordinary wear and tear excepted, and upon such termination of this lease, Lessor shall have the right to re-enter and resume possession of the leased premises.

Assignment          5. In the event Lessee should desire to assign this
or             Agreement or sublet the leased premises or any part thereof,
Sub-lease      Lessee shall give Lessor written notice of such desire at least sixty (60) days in advance of the date on which Lessee desires to make such assignment or sublease. Lessor shall then have a period of thirty (30) days following receipt of such notice within which to notify Lessee in writing that Lessor elects either (1) to terminate this Agreement as to the space so affected as of the date so specified by Lessee in which event Lessee will be relieved of all further obligation hereunder as to such space, or
               (2) to permit Lessee to assign this Agreement or sublet such space, subject, however, to written approval such approval not to be unreasonably withheld of the proposed Assignee or Sublessee by Lessor; and further subject to the requirement that Lessee, enter into written agreements with Lessor, and with Assignee or Sublessee, that any profit realized by Lessee as a result of such assignment or sublease (meaning the consideration agreed upon between Lessee and Assignee or the difference between the rental rate agreed upon between Lessee and Sublessee and the rent then required to be paid under this Agreement multiplied by the number of months in the term of the sublease) shall, to the extent such profit is immediate * be due and payable by Lessee to Lessor upon the execution of an assignment or sublease, and to the extent such profit is deferred, * be payable to Lessor by Assignee or Sublessee as it accrues. If Lessor should fail to notify Lessee in writing of such election within the stated thirty (30) day period, Lessor shall be deemed to have elected option (2) above.
               No consent by Lessor to any assignment or sublease shall be deemed to be consent to a use not permitted under this Agreement, to any act in violation of this Agreement, or to any other or subsequent assignment or sublease, and no assignment or sublease by Lessee shall relieve Lessee of any obligation under this Agreement. Any attempted assignment or sublease by Lessee in violation of the terms and covenants of this paragraph shall be void.

               * Twenty five percent (25%) of such profit shall

Alterations,        6. Not to permit the leased premises to be used for any
Additions,     purpose other than that stated in the use clause hereof, or make
Improvements   or allow to be made any alterations or physical additions in or to the leased premises, or place signs on the leased premises which are visible from outside the leased premises, without first obtaining the written consent of Lessor. Any and all such alterations, physical additions, or improvements, when made to the leased premises by Lessee, shall at once become the property of lessor and shall be surrendered to Lessor upon termination of this lease by lapse of time or otherwise provided, however, this clause shall not apply to movable equipment or furniture owned by Lessee. Lessee agrees specifically that no food, soft drink or other vending machine will be installed within the leased premises. ** See Page 6A

Legal Use and       7. Not to occupy or use, or permit any portion of the leased
Violations     premises to be occupied or used for any business or purpose which
of Insurance   is unlawful, disreputable or deemed to be extra-hazardous on
Coverage       account of fire, or permit anything to be done which would in any way increase the rate of fire or liability or any other insurance coverage on said Building and/or its contents.

Laws and            8. To comply with all laws, ordinances, rules and
Regulations;   regulations (state, federal, municipal and other agencies or
Rules of       bodies having any jurisdiction thereof) relating to the use,
Building       condition or occupancy of the leased premises. Lessee will comply with the rules of the Building adopted and altered by Lessor from time to time for the safety, care and cleanliness of the leased premises and Building and for

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**   Notwithstanding anything herein to the contrary, Lessee shall have the right to install at Lessee's expense two (2) vending machines owned by Lessee provided that such vending machines shall be for the use of Lessee's employees and visitors and shall not be used for commercial purposes.


                                       6a
               preservation of good order therein, all of which will be sent by Lessor to Lessee in writing and shall be thereafter carried out and observed by Lessee.

Entry for           9. To permit Lessor or its agents or representatives to
Repairs and    enter into and upon any part of the leased premises at all
Inspection     reasonable hours to inspect the same, clean or make repairs, alterations or additions thereto, as Lessor may deem necessary or desirable, and Lessee shall not be entitled to any abatement or reduction of rent by reason thereof.

Nuisance            10. To conduct its business and control its agents,
               employees, invitees, and visitors in such manner as not to create any nuisance, or interfere with, annoy or disturb any other tenant or Lessor in its operation of the Building.

Subordination       11. This lease is subject and subordinate to any first lien
to Mortgage    mortgage or deed of trust which may now or hereafter encumber the
               Building of which the leased premises form a part and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination need be required by any mortgagee. In confirmation of such subordination, however, Lessee shall at Lessor's request execute promptly any appropriate certificate or instrument that Lessor may request. Lessee hereby constitutes and appoints Lessor the Lessee's attorney-in-fact to execute any such certificate or instrument for and on behalf of Lessee. In the event of the enforcement by the trustee or the beneficiary under any such mortgage or deed of trust of the remedies provided for by law or by such mortgage or deed of trust, Lessee will, upon request of any person or party succeeding to the interest of Lessor as a result of such enforcement, automatically become the Lessee of such successor in interest without change in the terms or other provisions of such lease; provided, however, that such successor in interest shall not be bound by (i) any payment of rent or additional rent for more than one month in advance except prepayments in the nature of security for the performance by Lessee of its obligations under this lease or (ii) any amendment or modification of this lease made without the written consent of such trustee or such beneficiary or such successor in interest. Upon request by such successor in interest, Lessee shall execute and deliver an instrument or instruments confirming the attornment herein provided for.

Estoppel            12. At Lessor's request, Lessee will execute either an
Certificate    estoppel certificate addressed to Lessor's mortgagee or a
or Three Party three-party agreement among Lessor, Lessee and said mortgagee
Agreement      certifying to such facts (if true) and agreeing to such notice provisions and other matters as such mortgagee may reasonably require in connection with Lessor's financing.

                                       V.

                    Lessor and Lessee mutually covenant and agree as follows:

Condemnation        1. If the leased premises shall be taken or condemned for
and Loss or    any public purpose to such an extent as to render the leased
Damage         premises untenantable, this lease shall, at the option of either party, forthwith cease and terminate. All proceeds from any taking or condemnation of the leased premises shall belong to and be paid to Lessor.

Damages from        2. Lessor shall not be liable or responsible to Lessee for
Certain        any loss or damage to any property or person occasioned by theft,
Causes         fire, act of God, public enemy, injunction, riot, strike,
               insurrection, war, court order, requisition or order of governmental body or authority, or for any damage or inconvenience which may arise through repair or alteration of any part of the Building, or failure to make any such repairs.

Lien for            3. In consideration of the mutual benefits arising under
Rent this Agreement, Lessee hereby grants to Lessor a lien and security interest on all property of Lessee now or hereafter placed in or upon the leased premises, and such property shall be and remain subject to such lien and security interest of Lessor for payment of all rent and other sums agreed to be paid by Lessee herein. The provisions of this paragraph relating to said lien and security interest shall constitute a security agreement under the Uniform Commercial Code so that Lessor shall have and may enforce a security interest on all property of Lessee now or hereafter placed in or on the leased premises. including but not limited to all fixtures, machinery, equipment, furnishings and other articles of personal property now or hereafter placed in or upon the leased premises by Lessee. Lessee agrees to execute as debtor such financing statement or statements as Lessor may now or hereafter reasonably request in order that such security interest or interests may be protected pursuant to said Code. Lessor may at its election at any time file a copy of this lease as a financing statement. Lessor, as secured party, shall be entitled to all of the rights and remedies afforded a secured party under said Code in addition to and cumulative of the landlord's liens and rights provided by law or by the other terms and provision of this lease.

Lessor's            4. In the event of default by Lessee in any of the terms or
Right to       covenants of this lease or in the event the leased premises are
Relet          abandoned by Lessee, Lessor shall have the right, but not the obligation, to relet same for the remainder of the term provided for herein, and if the rent received through reletting does not at least equal the rent provided for herein, Lessee shall pay and satisfy the deficiency between the amount of the rent so provided for and that received through reletting, including, but not limited to, the cost of renovating, altering and decorating for a new occupant. Nothing herein shall be construed as in any way denying Lessor the right, in the event of abandonment of said premises or other breach of this Agreement by Lessee, to treat the same as an entire breach and at Lessor's option to terminate this Agreement and/or immediately seek recovery for the entire breach of this Agreement and any and all damages which Lessor suffers thereby.

Holding             5. In the event of holding over by Lessee after expiration
Over or termination of this lease without the written consent of Lessor, Lessee shall pay as liquidated damages double the then prevailing market rental rate for the entire holdover period. No holding over by Lessee after the term of this lease shall be construed to extend the lease; in the event of any authorized holding over, Lessee shall indemnify Lessor against all claims for damages by any other Lessee to whom Lessor may have leased all or any part of the premises covered hereby effective upon the termination of this lease. Any holding over with the consent of Lessor in writing shall thereafter constitute this lease a lease from month to month.

Fire                6. In the event of a fire in the leased premises, Lessee
Clause shall immediately give notice thereof to Lessor. If the leased premises, through no fault or neglect of Lessee, its agents, employees, invitees or visitors, shall be partially destroyed by fire or other casualty so as to render the premises untenantable, the rental provided for herein shall abate thereafter until such time as the leased premises are made tenantable as determined by Lessor (but in no event shall Lessor's obligation exceed building standard improvements). In the event of the total destruction of the leased premises without fault or neglect of Lessee, its agents, employees, invitees or visitors, or if from any cause the same shall be so damaged that Lessor shall decide not to rebuild, then all rent owed up to the time of such destruction or termination shall be paid by Lessee and thenceforth this lease shall cease and come to an end.

Attorney's          7. In the event Lessee makes default in the performance of
Fees any of the terms. covenants. agreements or conditions contained in this lease and Lessor places the enforcement of this lease, or any part thereof, or the collection of any rent due, or to become due hereunder or recovery of the possession of the leased premises in the hands of an attorney, or files suit upon the same, Lessee agrees to pay Lessor reasonable attorney's fees of not less than 10% of the amount due to Lessor.

Alteration          8. This Agreement may not be altered, changed or amended,
               except by an instrument in writing signed by both parties hereto.

Assignment          9. Lessor shall have the right to transfer and assign, in
by Lessor      whole or in part, all its rights and obligations hereunder and in the Building and property referred to herein, and in such event and upon such transfer (any such transferee to have the benefit of, and be subject to, the provisions of Paragraphs 6 and 7 of
               Article III hereof) no further liability or obligation shall thereafter accrue against Lessor hereunder.

Default             10. If default shall be made in the payment of any sum to be
by Lessee      paid by Lessee under this lease, and default shall continue for ten (10) days, or default shall be made, in the performance of any of the other covenants or conditions which Lessee is required to observe and to perform, and such default shall continue for twenty (20) days, or if the interest of Lessee under this lease shall be levied on under execution or other legal process, or if any petition shall be filed by or against Lessee to declare
               Lessee a bankrupt or to delay, reduce or modify Lessee's debts or obligations, or if any petition shall be filed or other action taken to reorganize or modify Lessee's capital structure if Lessee be a corporation or other entity, or if Lessee be declared insolvent according to law, or if any assignment of Lessee's property shall be made for the benefit of creditors, or if a receiver or trustee is appointed for Lessee or its property, or if Lessee shall abandon the leased premises during the term of this lease or any renewals or extensions thereof, then Lessor may treat the occurrence of any one or more of the foregoing events as a breach of this lease (provided that no such levy, execution, legal process or petition filed against Lessee shall constitute a breach of this lease if Lessee shall vigorously contest the same by appropriate proceedings and shall remove or vacate the same within thirty (30) days from the date of its creation, service of filing) and thereupon, at Lessor's option, may have any one or more of the following described remedies in addition to all other rights and remedies provided at law or in equity:

                    (a) Lessor may terminate this lease and forthwith repossess the leased premises and be entitled to recover forthwith as damages a sum of money equal to the total of (i) the cost of recovering the leased premises, (ii) the unpaid rent earned at the time of termination, plus interest thereon at the maximum lawful interest rate from the due date, (iii) the balance of the rent for the remainder of the term less the fair market value of the leased premises for said period and (iv) any other sum of money and damages owed by Lessee to Lessor.

                    (b) Lessor may terminate Lessee's right of possession (but not the lease) and may repossess the leased premises by forcible entry or detainer suit or otherwise, without demand or notice of any kind to Lessee and without terminating this lease, in which event Lessor may, but shall be under no obligation to do so, relet the same for the account of Lessee for such rent and upon such terms as shall be satisfactory to Lessor. For the purpose of such reletting Lessor is authorized to decorate or to make any repairs, changes, alterations or additions in or to leased premises that may be necessary or convenient, and (i) if Lessor shall fail or refuse to relet the leased premises, or (ii) if the same are relet and a sufficient sum shall not be realized from such reletting after paying the unpaid basic and additional rent due hereunder earned but unpaid at the time of reletting plus interest thereon at the maximum lawful interest rate, the cost of recovering possession, and all of the costs and expenses of such decorations, repairs, changes, alterations and additions and the expense of such reletting and of the collection of the rent accruing therefrom to satisfy the rent provided for in this lease to be paid, then Lessee shall pay to Lessor as damages a sum equal to the amount of the rental reserved in this lease for such period or periods, or if the leased premises have been relet, the Lessee shall satisfy and pay any such deficiency upon demand therefor from time to time and Lessee agrees that Lessor may file suit to recover any sums falling due under the terms of this
               Article V, Paragraph 10 (b) from time to time, and that no delivery to or recovery of any portion due Lessor hereunder shall be any defense in any action to recover any amount not theretofore reduced to judgment in favor of Lessor, nor shall such reletting be construed as an election on the part of Lessor to terminate this lease unless a written notice of such intention be given to Lessee by Lessor. Notwithstanding any such reletting without termination, Lessor may at any time thereafter elect to terminate this Lease for such previous breach.

Non-                11. Failure of Lessor to declare any default immediately
Waiver upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but Lessor shall have the right to declare any such default at any time and take such action as might be lawful or authorized hereunder, either in law or in equity.

Casualty            12. Lessor shall maintain fire and extended coverage
Insurance      insurance on the base building portion of the Building and on building standard improvements within the Lessee's premises. Said insurance shall be maintained with an insurance company authorized to do business in Texas, in amounts desired by Lessor and at the expense of Lessor and payments for losses thereunder shall be made solely to Lessor. Lessee shall maintain at its expense fire and extended coverage insurance on all of its personal property, including removable trade fixtures, located in the leased premises and on all additions and improvements to the leased premises which exceed building standard. If the annual premiums to be paid by Lessor shall exceed the standard rates because Lessee's operations, contents of the leased premises, or improvements with respect to the leased premises beyond building standard, result in extra-hazardous exposure, Lessee shall promptly pay the excess amount of the premium upon request by Lessor.

Lessor's            13. Lessor shall at its expense, maintain a policy or
Liability      policies of comprehensive general liability insurance with the
Insurance      premiums thereon fully paid on or before due date, issued by and binding upon some solvent insurance company, such insurance to afford minimum protection (such insurance to inure to the benefit of Lessor only, and not to Lessee) of not less than $300,000.00 in respect of personal injury or death in respect of any one occurrence and of not less than $100,000.00 for property damage in any one occurrence.

Hold                14. Lessor shall not be liable to Lessee, or to Lessee's
Harmless agents, servants, employees, customers or invitees for any damage to person or property caused by any act, omission or neglect of Lessee, its agents, servants or employees, and Lessee agrees to indemnify and hold Lessor harmless from all liability and claims for any such damage. Lessee shall not be liable to Lessor, or to Lessor's agents, servants, employees, customers or invitees for any damage to person or property caused by any act, omission or neglect of Lessor, its agents, servants or employees, and Lessor agrees to indemnify and hold Lessee harmless from all claims for such damage.

Waiver of           15. Anything in this lease to the contrary notwithstanding,
Subrogation    Lessor and Lessee each hereby waives any and all rights of
Rights         recovery, claim, action or cause of action, against the other, its agents. officers, or employees, for any loss or damage that may occur to the leased premises, or any improvements thereto, or said Building of which the leased premises are a part, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, or any other cause which could be insured against under the terms of standard fire and extended coverage insurance policies referred to in Article
               V, Paragraph 12 hereof, regardless of cause or origin, including negligence of the other party hereto, its agents, officers or employees, and covenants that no insurer shall hold any right of subrogation against such other party.

Construction
And Moving
Allowance           16. See Rider attached hereto and made a part hereof.

Prior Entry         17. See page 10a, attached

Expansion Option    18. See page 10b, attached

Renewal Option      19. See page 10c, attached

                                17. PRIOR ENTRY

Lessee, and its contractors, subcontractors, space planners, suppliers, agents and other representatives shall be permitted to enter the Leased Premises at any time prior to the Commencement Date, at Lessee's risk, for the purpose of inspecting the Leased Premises and performing all work according to the terms and provisions of Article IV, Paragraph 6 of the Lease Agreement in connection with Lessee's occupancy thereof, including (without limitation) installation of any partition walls, ceilings, HVAC systems, high and low voltage electrical outlets and switches, computer systems, and any other fixtures, equipment, wall and floor coverings, furniture, draperies and other items of personal property constituting or to constitute the Leasehold Improvements. In connection therewith, Lessor hereby grants (at no cost) to Lessee and the other parties referred to in the preceding sentence access to and the right to use all loading docks, parking and elevator facilities (including freight elevators) and other areas in the Building and the Garage necessary for the construction and installation of the Leasehold Improvements. Lessor shall also in connection with the construction of Leasehold Improvements in the Leased Premises supply to the Leased Premises, at no cost to the Lessee, all power, water, gas, sewage, drainage and other utility services in the capacities currently available at the Building, without material reduction of such services to other tenants in the Building. No entry by Lessee, its agents, employees, contractors or invitees into the Leased Premises prior to the completion of Leasehold Improvements in such space shall cause the Commencement Date to occur, or obligate Lessee to pay Base Rental (or any portion thereof), or otherwise accelerate the date on which Base Rental shall first be payable with respect to such space hereunder, or obligate Lessee or any person which is entitled to have access to the Premises to pay any Basic Costs during such period provided, however, the commencement date of this Lease shall be not later than June 1, 1988. Notwithstanding anything in this Article V, Paragraph 17 to the contrary, Lessee and such other parties shall not be entitled to perform work in the Leased Premises unless Lessee and such other parties are performing such work and related activities in the Leased Premises in accordance with the Building Rules and Regulations providing that such work and related activities do not interfere with or hinder Lessor's work, if any, in the Leased Premises.


                                     -10a-

                   18. EXPANSION OPTION/FIRST RIGHT OF REFUSAL

                                EXPANSION OPTION

Provided the Lessee is not in default of any condition of this Lease Agreement, Lessee shall have an expansion option on approximately 4,000 square feet of Net Rentable Area on Level 14 as shown on Exhibit A, hereinafter referred to as the "Expansion Space". Lessor shall have the right to lease the Expansion Space to a third party(s) for a term not to exceed a total of five (5) years. In the event Lessor leases the Expansion Space to a third party(s), Lessor shall notify Lessee in writing within thirty (30) days after the third party(s) lease term has commenced as to the expiration date of the third party(s) lease term. Lessee shall then notify Lessor in writing twelve (12) months prior to the third party(s) lease term expiration date of the Lessee's intention to exercise the Expansion Option. Failure by Lessee to notify Lessor of its election to exercise the Expansion Option twelve (12) months prior to the third party(s) lease term expiration date will result in Lessee waiving such Expansion Option. Any such expansion shall be upon the same terms and conditions of this Lease except that the Base Rental shall be ninety percent (90%) of the then prevailing market rate for similar space in the Uptown Houston Area and the space shall be accepted by Lessee in "as-is" condition.

                             RIGHT OF FIRST REFUSAL

Provided Lessee is not in default of any condition of this Lease Agreement, Lessee shall have a Right of First Refusal on the remaining contiguous square feet on Level 14 not previously encumbered by, or leased to, an existing Lessee and not previously leased to Lessee according to the terms and provisions of the Expansion Option of this Lease Agreement. This Right of First Refusal shall be in effect after Lessee has exercised its Expansion Option described herein.

Lessee shall have three (3) business days in which to exercise this right on all, but not part, of the space Lessor offers to a third party, when presented by Lessor with a bona fide offer from Lessor to a third party. This right ceases if Lessee declines to exercise such right when presented by Lessor with a bona fide offer to a third party for said space.

The Base Rental Rate for such additional space leased shall be the same offered to the third party.


                                      -10b-

                               19. RENEWAL OPTION

     As long as Lessee is not in default in the performance of its covenants under this Lease, Lessee is hereby granted the option to renew the term of this lease for one (1) successive period of five (5) years, such period ("Renewal Term") to commence at the expiration of the initial term of this lease. Lessee shall exercise its option to renew by delivering written notice of such election to Landlord at least twelve (12) months prior to the expiration of the initial term of this lease. Any such renewal of this lease shall be upon the same terms and conditions of this lease, except (a) the Base Rental during the Renewal Term shall be ninety percent (90%) of the prevailing Market Base Rental Rate (defined below) for similar space in the Uptown Houston Area at the time the Renewal Term commences, but in no event less than the Base Rental that Lessee is paying under the terms of this lease, (b) Lessee shall have no option to renew this lease beyond the expiration of said renewal term, (c) Lessee shall not have the right to assign its renewal right to any sublessee of the leased premises or assignee of the Lease, nor may any such sublessee or assignee exercise such renewal rights, and (d) the leasehold improvements will be provided in their then existing condition (on an "as is" basis) at the time the Renewal Term commences.

     As used in this Lease, the term "Market Base Rental Rate" shall mean the average of the annual rental rates then being charged in the Uptown Houston Area for space comparable to the space for which the Market Base Rental Rate is being determined (taking into consideration use, location and/or floor level within the applicable building, definition of net rentable area, leasehold improvements provided, quality, age and location of the applicable building, rental concessions (such as abatements or lease assumptions) and the time the particular rate under consideration became effective). It is agreed that bona fide written offers to lease the relevant space made to Lessor by third parties (at arm's-length) may be used by Lessor as an indication of Market Base Rental Rate.

                                      -10c-

                                    RIDER TO

                 ARTICLE V, PARAGRAPH 16 OF THE LEASE AGREEMENT
                     BETWEEN TOWER, LIMITED, AS LESSOR, AND
                     METRO TRAFFIC CONTROL, INC., AS LESSEE

     To help offset the costs of (i) constructing Lessee's leasehold improvements in the leased premises, and (ii) moving expenses incurred by Lessee for moving into the leased premises, Lessor agrees to provide Lessee with an allowance (the "Allowance") equal to $130,000.00 (one-half of the Allowance shall be called the "Present Allowance" and one-half of the Allowance shall be called the "Deferred Allowance"), upon the following terms and conditions:

     (a) The Present Allowance shall be paid to Lessee on the date Lessee occupies the leased premises; provided, however, that if Lessee uses Lessor or its designated contractor to construct any of Lessee's improvements, then the Present Allowance shall be credited against amounts owing to Lessor or its designated contractor as such amounts become due, and any remainder of the Present Allowance shall be paid to Lessee on the date Lessee occupies the leased premises.

     (b) In the event Lessee defaults under the terms of this lease at any time prior to the end of the fiftieth (50th) month after the commencement of the term hereof, in addition to all other remedies available to Lessor, Lessee shall pay to Lessor an amount equal to the Present Allowance, payable in full on the date of such default.

     (c) The Deferred Allowance shall be placed in a Certificate of Deposit Account ("CD Account") on the commencement date of the term of this lease, at Texas American Bank/Galleria, in the name of Lessee. Lessor shall retain a security interest in the CD Account pursuant to the terms of that certain Pledge Agreement between Lessor and Lessee of even date herewith, until such time as Lessee has paid a total amount of $65,000.00 in Base Rental under the terms of this lease. If Lessee defaults under the terms of this lease prior to the point in time at which Lessee has paid $65,000.00 in Base Rental, then, in addition to all other remedies available to Lessor, Lessor shall exercise all of its rights and remedies arising under the above-mentioned Pledge Agreement to foreclose its security interest on the CD Account. If Lessee is not in default on the date Lessee has paid $65,000.00 in Base Rental, then Lessor shall release its security interest in the CD Account, in accordance with the terms of said Pledge Agreement.

     (d) The parties hereto agree that the cost of constructing Lessee's improvements in the leased premises, and moving expenses, above the amount of the Present Allowance shall be paid by Lessee, subject to receiving the Deferred Allowance pursuant to the terms of paragraph (c) above.

     (e) Lessor agrees to encapsulate, if necessary, the existing asbestos applied on the structure of the building within the area outlined in red as shown on Exhibit "B" attached hereto and made a part hereof and initialed for identification by both parties. Lessor shall not be obligated to encapsulate and/or remove asbestos applied to the structure of the building in any other area of the leased premises. Lessee agrees to bear any additional costs attributable to constructing Lessee's improvements in the leased premises as a result of Lessee's contractors, contractors representatives and installation technicians conforming to the Building Rules and Regulations and procedures pertaining to working in a building containing asbestos. Such Building Rules and Regulations are attached hereto and made a part hereof and initialed for identification by both parties.

                         BUILDING RULES AND REGULATIONS

1. Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for any purpose other than ingress and egress to and from the leased premises and for going from one part of the building to another part of the building.

2. Plumbing fixtures and other building facilities shall be used only for the purpose for which designated, and no rubbish, rags or other unsuitable material shall be thrown or placed therein. Damage resulting to any such fixtures from misuse by a tenant shall be paid by him, and Lessor shall not in any case be responsible.

3. No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other part of the building except of such color, size, and style and in such places as shall be first approved in writing by Lessor. No nails, hooks or screws shall be driven or inserted in any part of the building except with the express consent of Lessor.

4. Lessor will provide and maintain a directory board for all tenants in the main lobbies of the building, and no other directory shall be permitted unless previously consented to by Lessor in writing. All directory board strips will be at Lessee's expense.

5. Lessor will provide at Lessee's expense all locks for doors in each tenant's leased area, and no tenant shall place any additional lock or locks on any door in its leased area without Lessor's written consent. All requests for duplicate keys shall be made to the Property Management Office and will be furnished at Lessee's expense.

6. Proposed plans for alterations affecting floors, walls, woodwork, trim, windows, ceilings, equipment, and/or any other physical portion of the building must be approved in writing by Lessor. Tenants will refer all contractors, contractor's representatives and installation technicians tendering any service to them to Lessor for Lessor's supervision, approval and control before the performance of any contractual services. This provision shall apply to all work performed in the building, including, but not limited to, installations of telephones, telegraph equipment, electrical devises and attachments, and any and all installations of every nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment, and any other physical portion of the building.

Revised January, 1987

Building Rules and Regulations

Revised January, 1987
Page 2

7. Movement in or out of the building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which requires use of elevators or stairways or movement through the building entrances or lobby shall be restricted to such hours as Lessor shall designate. All such movement shall be under the supervision of Lessor and in the manner agreed between the tenant and Lessor by pre-arrangement before performance. Such pre-arrangement initiated by a tenant shall include determination by Lessor, and subject to this decision and control, as to the time, safety or other concern which may prohibit any article, equipment, or any other item from being brought into the building.

     Lessor shall not be liable for acts of any persons engaged in, or any damage or loss to any of said property or persons resulting from any act in connection with such service performed for a tenant.

8. Lessor reserves the right to approve the weight and position of files, safes and other heavy objects, prior to installation by the Lessee.

9. A tenant shall notify the Property Manager when safes or other heavy equipment are to be taken in or out of the building, and the moving shall be done under the supervision of the Property Manager, after receiving written permission from Lessor. Persons employed to move such property must be acceptable to Lessor.

10. Should a tenant require telegraphic, telephonic, annunciator or other communications service, Lessor will direct the electricians where and how wires are to be introduced and placed and none shall be introduced or placed except as Lessor shall direct.

11.  Corridor doors, when not in use, shall be kept closed.

12. Tenant shall not make or permit any improper noises in the building or otherwise interfere in any way with other tenants or persons having business.

13. No birds or animals shall be brought into or kept in, on, or about the tenants area.

Building Rules and Regulations - Geosource Plaza
Revised January, 1987
Page 3

14. This building was constructed during the era when asbestos was commonly used in the fire-retardant insulation and in certain other isolated areas. Inspections and tests have proven that the airborne fibre content is substantially below federal recognized acceptance levels. Many contractors have been notified; however, each tenant must notify the Building Management Office in writing prior to hiring any contractor that may come in contact with asbestos-containing materials so that the contractor can be given proper notification to insure necessary precautions will be taken.

15. No portion of any tenant's leased area shall at any time be used or occupied as sleeping or lodging quarters.

16. Tenants are requested to lock all office doors leading to corridors and to turn out all lights at the close of their working day.

17. Tenant shall not tamper with or attempt to adjust temperature control thermostats in the leased premises. Lessor shall make adjustments in thermostats on call from tenant.

18. Tenant will comply with all requirements necessary for the security of the premises, including all regulations established for the use of Kastle Security System.

19. All routine deliveries to a tenant's leased premises shall be made through the freight elevator. Passenger elevators are to be used only for the movement of persons, unless an exception is approved by the Building Management Office.

20. All requests for overtime air/conditioning and/or heating must be submitted to the Management Office in writing by 3:00 pm. Requests for weekend HVAC must be submitted in writing by 3:00 pm on Fridays.

21. Solicitation of any kind is strictly forbidden unless approved in advance by the Management Office.

22. In complying with the City Code which was established in November, 1986, smoking is not permitted in the common areas of the building, (i.e., elevators, restrooms, corridors, etc.). Smoking is permitted within the individual tenant spaces and these areas should be set up according to your own company policy.

Building Rules and Regulations - Geosource Plaza
Revised January, 1987
Page 4

23. Lessor reserves the right to rescind any of these rules and regulations and to make such other and further rules and regulations as in its judgement shall, from time to time, be needed for the safety, protection, care and cleanliness of the building, the operation thereof, the preservation of good order therein and the protection and comfort of the tenants and their agents, employees and invitees, which is given to a tenant, shall be binding upon it in like manner as if originally herein prescribed.

                                  EXHIBIT "B"








                                             GEOSOURCE PLAZA
                                             FLOOR PLAN LEVEL 14
                                   NORTH

Geosource Plaza, like many buildings constructed prior to 1980, has asbestos in the fire retardent insulation applied to the structure and in certain other isolated areas.

Recent inspections and monitoring tests indicated that the level of airborne fibres, including asbestos, is below current or proposed OSHA acceptable limits.

Should you plan to perform any construction or alterations to your lease space, please contact the Building Manager, Jean Gardner.

Such activity may disturb the asbestos material and therefore, certain procedures must be followed.

                                GALLERIA COMPLEX
                      SCHEDULE 1 TO LEASE AGREEMENT BETWEEN

     TOWER, LIMITED "Lessor" AND METRO TRAFFIC CONTROL, INC. "Lessee" dated April 15, l988

     Lessee shall at all times during the term of this Lease Agreement lease parking rights for at least 0 vehicles in the Garage. Lessee shall have the right to lease up to 48 additional parking rights during the lease term. No specific spaces in the Garage are to be assigned to Lessee, but Lessor will issue to Lessee the aforesaid number of parking stickers or tags, each of which will authorize parking in the Garage of a vehicle on which the sticker or tag is displayed, or Lessor will provide a reasonable alternative means of identifying and controlling vehicles authorized to be parked in the Garage. Lessor may designate the area within which each such vehicle may be parked, and Lessor may change such designations from time to time. Lessor may make, modify and enforce rules and regulations relating to the parking of vehicles in the Garage, and Lessee will abide by such rules and regulations.

     As the Basic Parking Charge, Lessee covenants and agrees to pay Lessor during the term of this Lease, as additional rental hereunder, the sum of $ 0 per month for each of the parking stickers to be issued by Lessor as herein provided, such sum to be payable monthly in advance on the first day of each and every calendar month during the lease term, and a pro rata portion of such sum shall be payable for the first partial calendar month in the event the lease term commences on a date other than the first day of a calendar month. The Basic Parking Charge may be adjusted annually to market value by the Galleria Parking Manager. Lessee's obligation to pay the Parking Charge shall be considered an obligation to pay rent for all purposes hereunder and shall be secured in like manner as is Lessee's obligation to pay rent. Default in payment of such Parking Charge (after notice as hereinafter provided) shall be deemed a default in payment of rent.

     IN TESTIMONY WHEREOF, the parties hereto have executed this schedule as of the date aforesaid.

TOWER, LIMITED                                METRO TRAFFIC CONTROL, INC.

By: Post Oak Associates, Ltd.,
    General Partner
By: Gerald D. Hines Interests, Ltd.,
    General Partner                           By: /s/ Greg F. Walsh, III
By: Hines Consolidated Investments, Inc.,         --------------------------
    General Partner
                                                            Lessee
By: /s/ Louis S. Sklar
    ------------------------------------
    Louis S. Sklar, Vice President

             Lessor

     This lease shall be binding upon and inure to the benefit of the successors and assigns of Lessor, and shall be binding upon and inure to the benefit of Lessee, its successors, and, to the extent assignment may be approved by Lessor hereunder, Lessee's assigns. The pronouns of any gender shall include the other genders, and either the singular or the plural shall include the other.

     All rights and remedies of Lessor under this lease shall be cumulative and none shall exclude any other rights or remedies allowed by law; and this lease is declared to be a Texas contract, and all of the terms thereof shall be construed according to the laws of the State of Texas.

     IN TESTIMONY WHEREOF, the parties hereto have executed this lease as of the date aforesaid.

TOWER, LIMITED                                METRO TRAFFIC CONTROL, INC.

By: Post Oak Associates, Ltd.,
    General Partner
By: Gerald D. Hines Interests, Ltd.,
    General Partner                           By: /s/ Greg F. Walsh, III
By: Hines Consolidated Investments, Inc.,         --------------------------
    General Partner
                                                            Lessee
By: /s/ Louis S. Sklar
    ------------------------------------
    Louis S. Sklar, Vice President

             Lessor


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